Exhibit 99.1

Oramed Pharmaceuticals Appoints Dr. Michael Berelowitz as
Chairman of Scientific Advisory Board

JERUSALEM, Israel, June 22, 2011-- Oramed Pharmaceuticals Inc. (OTCBB: ORMP.OB), a biotech company with a novel platform technology for the oral delivery of drugs currently only available via injection, announced today that Dr. Michael Berelowitz, M.D., has been appointed the Chairman of its Scientific Advisory Board (SAB).

Dr. Berelowitz joined Oramed’s Board of Directors in May 2010 and will now expand his role as Chairman of the SAB.  Moving forward, he will be actively involved in the Company's scientific decisions, clinical strategy, and partnership negotiations.

Dr. Berelowitz has extensive experience as an academic endocrinologist as well as expertise in clinical research and drug development.  Most recently, he served as the Senior Vice President and Head of Clinical Development and Medical Affairs in the Specialty Care Business Unit at Pfizer.  Dr. Berelowitz joined Pfizer in 1996, after several years in academia, as a Medical Director on the Diabetes Disease Management Team. Among his public activities, Dr. Berelowitz has served on the board of directors of the American Diabetes Association and the Clinical Initiatives Committee of the Endocrine Society.  He has also chaired the Task Force on Research of the New York State Council on Diabetes and has served on several editorial boards. Dr. Berelowitz has authored and co-authored more than 100 peer-reviewed journal articles and book chapters in the areas of pituitary growth hormone regulation, diabetes and metabolic disorders.

“Dr. Berelowitz is a renowned industry leader with a special interest in and knowledge of diabetes.  His expertise in this expanded role will be invaluable as Oramed continues to advance its clinical trials and business development efforts,” said Nadav Kidron, Chief Executive Officer of Oramed.

Dr. Berelowitz commented, “I am honored and excited about my new role at Oramed. Since joining the Board of Directors in 2010, I have had a chance to get to know the management team and work closely with them towards achieving their goals.  I look forward to helping the company progress and develop novel therapies to serve the large and growing numbers of people who suffer from diabetes. "

About Oramed Pharmaceuticals

Oramed Pharmaceuticals is a technology pioneer in the field of oral delivery solutions for drugs and vaccines presently delivered via injection. Oramed is seeking to revolutionize the treatment of diabetes through its patented flagship product, an orally ingestible insulin capsule currently in Phase 2 clinical trials. Established in 2006, Oramed's technology is based on over 25 years of research performed by top research scientists at Jerusalem's Hadassah Medical Center. The Company's corporate and R&D headquarters are based in Jerusalem.

For more information, please visit http://www.oramed.com

Safe Harbor Statement

Some of the statements contained in this press release are forward-looking statements which involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements, including the risks and uncertainties related to the progress, timing, cost, and results of clinical trials and product development programs; difficulties or delays in obtaining regulatory approval for our product candidates; competition from other pharmaceutical or biotechnology companies; and the company's ability to obtain additional funding required to conduct its research, development and commercialization activities. Please refer to the company's filings with the Securities and Exchange Commission for a comprehensive list of risk factors that could cause actual results, performance or achievements of the company to differ materially from those expressed or implied in such forward looking statements. The company undertakes no obligation to update or revise any forward-looking statements.

Company and Investor Relations Contacts:
Oramed Pharmaceuticals
Tara Horn
Office: 646-240-4193
Cell: +972-54-334-4318
Email: tara@oramed.com